UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2010
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 24, 2010, Pinnacle Entertainment, Inc. (the “Company”) and PNK (Ohio), LLC, an Ohio limited liability company and wholly-owned subsidiary of the Company (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with River Downs Investment Company (the “Seller”), River Downs Jockey Club, Incorporated, River Downs Turf Club, Incorporated and Ohio Valley Concessions, Inc. (collectively, the “Seller Parties” and together with the Seller, the “Sellers”). The Seller owns a horserace track known as River Downs located in Cincinnati, Ohio (“River Downs”) and the Seller Parties own the assets necessary to operate River Downs, including the racing licenses (the “Operating Assets” and together with River Downs, collectively, the “Assets”). Pursuant to the terms of the Agreement, the Buyer agreed to purchase the Assets from the Sellers for a total purchase price of $45 million, subject to closing adjustments, the approval of the Ohio State Racing Commission and customary closing conditions.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On November 26, 2010, the Company issued a press release regarding the Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1
Asset Purchase Agreement, dated November 24, 2010, between Pinnacle Entertainment, Inc., PNK (Ohio), LLC, River Downs Investment Company, River Downs Jockey Club, Incorporated, River Downs Turf Club, Incorporated, and Ohio Valley Concessions, Inc.

Exhibit 99.1	Press release dated November 26, 2010 issued by Pinnacle Entertainment, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: November 26, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1
Asset Purchase Agreement, dated November 24, 2010, between Pinnacle Entertainment, Inc., PNK (Ohio), LLC, River Downs Investment Company, River Downs Jockey Club, Incorporated, River Downs Turf Club, Incorporated, and Ohio Valley Concessions, Inc.

Exhibit 99.1	Press release dated November 26, 2010 issued by Pinnacle Entertainment, Inc.

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